EXHIBIT 4.8
                              KINARK CORPORATION
                         NOMINEE HOLDER CERTIFICATION

     The undersigned, a bank, broker or other nominee holder of Rights ("Rights") to purchase shares of common stock, par value $.10 per share (the "Common Stock"), of Kinark Corporation (the "Company") pursuant to the Rights Offering described and provided for in the Company's Prospectus dated _________________, 1996, (the "Prospectus"), hereby certifies to the Company and to Chemical Mellon Shareholder Services, L.L.C., as Subscription Agent for such Rights Offering, that the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the Subscription Privilege (as described in the Prospectus), listing separately below each such Subscription (without identifying any such beneficial owner):


     Number of Shares Purchased Pursuant
         to Exercise of Subscription                 Rights Certificate
                  Privilege                                 Number

     1.   _________________________________       _________________________
     2.   _________________________________       _________________________
     3.   _________________________________       _________________________
     4.   _________________________________       _________________________
     5.   _________________________________       _________________________
     6.   _________________________________       _________________________
     7.   _________________________________       _________________________
     8.   _________________________________       _________________________
     9.   _________________________________       _________________________
     10.  _________________________________       _________________________


               (Attach additional beneficial owner list if necessary)


                                             ________________________________
                                                  Name of Nominee Holder
Provide the following information
if applicable:                               ________________________________
                                                       Address
_______________________________
Depository Trust Company ("DTC")             By:_____________________________
     Participant Number

________________________________             ________________________________
DTC Subscription Confirmation                     (Please Print Name)
Number(s)
                                             ________________________________
Date:___________________________,                       (Title)
1996
                                             _______________________________
                                                        (Date)